     SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549

     Form 8-K

     Current Report Pursuant to Section 13 or 15(d) of

     The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): January 16, 2004

Philadelphia Suburban Corporation

(Exact name of registrant specified in Charter)

Pennsylvania	001-06659	23-1702594

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania		19010

(Address of principal executive offices)		Zip Code

Registrant's telephone, including area code: (610) 527-8000

Not Applicable

(Former name and former address, if changed since last report)

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Item 5.	Other Events.

     Effective as of 11:59 p.m. on January 16, 2004, Philadelphia Suburban Corporation will change its corporate name to Aqua America, Inc. In addition, the ticker symbol for the Registrant’s common stock on the New York Stock Exchange and Philadelphia Stock Exchange will change from PSC to WTR effective as of the opening of trading on January 20, 2004.

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     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILADELPHIA SUBURBAN CORPORATION

Dated: January 16, 2004	By: /s/ Roy H. Stahl

Name: Roy H. Stahl
Title: Executive Vice President and General Counsel